UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, Impax Laboratories, Inc. entered into an amendment to the employment agreement with each of Bryan Reasons, Michael Nestor, Carole Ben-Maimon, M.D., and Mark Schlossberg (collectively, the “Amendments”). The Amendments provide that a written notice of non-renewal of the term of such employment agreement will constitute good reason for such executive to resign and be eligible to receive severance benefits under the employment agreement.

The foregoing is a summary description of the terms and conditions of the Amendments and is qualified in its entirety by the text of the Amendments, which are attached hereto as Exhibits10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of December 12, 2012 by and between Impax Laboratories, Inc. and Bryan Reasons.
10.2	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of January 1, 2010 by and between Impax Laboratories, Inc. and Michael Nestor.
10.3	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of November 7, 2011 by and between Impax Laboratories, Inc. and Carole Ben-Maimon, M.D.
10.4	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of May 2, 2011 by and between Impax Laboratories, Inc. and Mark Schlossberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2014	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons

		Name:	Bryan M. Reasons
		Title:	Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
10.1	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of December 12, 2012 by and between Impax Laboratories, Inc. and Bryan Reasons.
10.2	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of January 1, 2010 by and between Impax Laboratories, Inc. and Michael Nestor.
10.3	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of November 7, 2011 by and between Impax Laboratories, Inc. and Carole Ben-Maimon, M.D.
10.4	Amendment dated as of April 1, 2014 to the Employment Agreement dated as of May 2, 2011 by and between Impax Laboratories, Inc. and Mark Schlossberg.